UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   March 16, 2009

BOSTON SCIENTIFIC CORPORATION
(Exact name of registrant as specified in charter)

DELAWARE	1-11083	04-2695240
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

One Boston Scientific Place, Natick, Massachusetts	01760-1537
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (508) 650-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the fling obligation of the registrant under any of the following provisions:

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.
OTHER EVENTS.

On March 16, 2009, Bruce N. Saffran, M.D., Ph.D and Boston Scientific agreed to settle all outstanding litigation between the parties. In connection with the settlement, we expect to record a pre-tax charge to earnings of $50 million during the first quarter of 2009.

On December 16, 2005, Dr. Saffran filed a suit against us in the U.S. District Court for the Eastern District of Texas alleging that certain of our coronary stent systems infringe a patent owned by Dr. Saffran. On February 11, 2008, a jury found that our TAXUS® Express® and TAXUS® Liberté® stent products infringe Dr. Saffran’s patent and awarded damages of $431 million. The District Court also awarded Dr. Saffran $69 million in pre-judgement interest. On August 5, 2008, we filed an appeal with the U.S. Court of Appeals for the Federal Circuit in Washington, D.C. and a hearing before a panel of the Federal Circuit occurred on March 2, 2009. A joint motion to dismiss the appeal was filed on March 17, 2009.  On February 21, 2008, Dr. Saffran filed a second complaint seeking damages for the continued sale of Taxus stent products. That case will also be dismissed.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSTON SCIENTIFIC CORPORATION

Date: March 20, 2009	By:	/s/ Lawrence J. Knopf
Lawrence J. Knopf
Senior Vice President and Deputy General Counsel